As filed with the Securities and Exchange Commission on June 30, 2000
                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                               ___________________

                               HUGHES SUPPLY, INC.
             (Exact name of registrant as specified in its charter)

                Florida                                   59-0559446
   (State or other jurisdiction            (I.R.S. Employer Identification No.)
 of incorporation or organization)

  20 North Orange Avenue, Suite 200, Orlando, Florida               32801
        (Address of Principal Executive Office)                  (Zip Code)

                  Hughes Supply, Inc. 1997 Executive Stock Plan
                            (Full title of the plan)
                               ___________________

                                 J. Stephen Zepf
                      Treasurer and Chief Financial Officer
                               Hughes Supply, Inc.
                        20 North Orange Avenue, Suite 200
                             Orlando, Florida 32801
                     (Name and address of agent for service)
                                 (407) 841-4755
          (Telephone number, including area code, of agent for service)

                          Copies of Communications To:

        Benjamin P. Butterfield                   Michael L. Jamieson
     General Counsel and Secretary                Holland & Knight LLP
          Hughes Supply, Inc.                        P.O. Box 1288
   20 North Orange Avenue, Suite 200       400 North Ashley Drive, Suite 2300
        Orlando, Florida 32801                    Tampa, Florida 33602
            (407) 841-4755                           (813) 227-8500

                         CALCULATION OF REGISTRATION FEE

--------------------------------- ----------------------- ----------------- ------------------- ------------------
                                                              Proposed           Proposed
            Title of                      Amount              maximum            maximum            Amount of
           Securities                     to be            offering price       aggregate         registration
        to be registered              Registered(1)         per unit(2)     offering price(2)          fee
--------------------------------- ----------------------- ----------------- ------------------- ------------------
Common Stock, par value $1.00            1,750,000             $18.31          $32,042,500          $8,459.22
per share
--------------------------------- ----------------------- ----------------- ------------------- ------------------
Rights to Purchase Series A              1,750,000              N/A                N/A                 N/A
Junior Participating Preferred
Stock, no par value per share
(3)
--------------------------------- ----------------------- ----------------- ------------------- ------------------

(1)Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the employee benefit plan described herein as the result of any future stock split, stock dividend or similar adjustment of outstanding Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457

(h)(1) under the Securities Act based on the average high and low sales price of the Registrant's Common Stock on June 26, 2000, as reported by the New York Stock Exchange.
(3) The rights (the "Rights") to purchase the Series A Junior Participating Preferred Stock will be attached to and traded with shares of the Registrant's Common Stock. Value attributable to such Rights, if any, will be reflected in the market price of the shares of the Registrant's Common Stock.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                  (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 28, 2000 (File No. 001-08772), and Amendment No. 1 thereto;

                  (2) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2000 (File No. 001-08772);

                  (3) The Registrant's Proxy Statement for the Annual Meeting of Shareholders held on May 16, 2000, as filed with the Commission on April 14, 2000 (File No. 001-08772);

                  (4) The description of the Registrant's Common Stock contained in the Form 8-A dated May 22, 1998 as filed with the Commission under
         Section 12 of the Exchange Act (File No. 001-08772); and

                  (5) The description of the Rights contained in the Form 8-A dated May 22, 1998 as filed with the Commission under Section 12 of the Exchange Act (File No. 001-08772).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0850 of the Florida Business Corporation Act permits, and in some cases requires, the Registrant as a Florida corporation to indemnify a director, officer, employee, or agent of the Registrant, or any person serving at the request of the Registrant in any such capacity with respect to another entity, against certain expenses and liabilities incurred as a party to any proceeding, including, among others, a proceeding under the Securities Act of 1933, as amended (the "Securities Act"), brought against such person by reason of the fact that such person is or was a director, officer, employee, or agent of the Registrant or is or was serving in such capacity with respect to another entity at the request of the Registrant. With respect to actions other than in the right of the Registrant, such indemnification is permitted if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. Termination of any such action by judgment, order, settlement or conviction or a plea of nolo contendere, or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, or with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         With respect to any action threatened, pending or completed in the right of the Registrant to procure a judgment in its favor against any such person, the Registrant may indemnify any such person against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, including the appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which any such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duties to the Registrant unless the court in which the action was brought determines that despite the adjudication of liability, but in view of all the circumstances in the case, such person is fairly and reasonably entitled to indemnity for such expenses.

         Section 607.0850 also provides that if any such person has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether brought in the right of the Registrant or otherwise, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith. If any director or officer does not succeed upon the merits or otherwise in defense of an action, suit or proceeding, then unless pursuant to a determination made by a court, indemnification by the Registrant shall be made only as authorized in the specific case upon a determination that indemnification of the director or officer is proper because he or she has met the applicable standard of conduct. Any such determination may be made:

                  (a) By the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit, or proceeding;

                  (b) If such a quorum is not obtainable or, even if obtainable, by a majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

                  (c) By independent legal counsel selected by the Board of Directors prescribed in paragraph (a) or the committee prescribed in paragraph (b), or if a quorum of the directors cannot be obtained for paragraph (a) or the committee cannot be designated under paragraph
         (b), selected by a majority vote of the full Board of Directors (in which directors who are parties may participate); or

                  (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to the proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

         Section 607.0850 also contains a provision authorizing corporations to purchase and maintain liability insurance on behalf of its directors and officers. For some years the Registrant has maintained an insurance policy which insures directors and officers of the Registrant against amounts the director or officer is obligated to pay in respect of his legal liability, whether actual or asserted, for any negligent act, any error, any omission or any breach of duty which, subject to the applicable limits and terms of the policy, include damages, judgments, settlements, costs of investigation, and costs, charges and expenses incurred in the defense of actions, suits, or proceedings or appeals thereto, subject to the exceptions, limitations and conditions set forth in the policy.

         The Registrant's By-Laws contain provisions making indemnification of the Registrant's directors and officers mandatory to the full extent permitted by Section 607.0850, including circumstances in which indemnification is otherwise discretionary. The By-Laws also provide for advancement of expenses of directors and officers in connection with a proceeding for which the director or officer it entitled to indemnity and specifically authorize the Registrant to obtain insurance to cover directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to Form 10-Q for the quarter ended April 30, 1997 as filed with the Commission).

         4.2 Form of Articles of Amendment to Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 99.2 to Form 8-A dated May 22, 1998 as filed with the Commission).

         4.3 Composite By-laws, as amended, of the Registrant (incorporated by reference to Exhibit 3.2 to Form 10-Q for the quarter ended October 31, 1999 as filed with the Commission).

         4.4 Form of certificate representing shares of the Registrant's common stock, $1.00 par value (incorporated by reference to Exhibit 4.1 to Form 10-Q for the quarter ended July 31, 1997 as filed with the Commission).

         4.5 Rights Agreement dated as of May 20, 1998 between Hughes Supply, Inc. and American Stock Transfer & Trust Registrant (incorporated by reference to Exhibit 99.2 to Form 8-A dated May 22, 1998 as filed with the Commission).

         5.1      Opinion of Benjamin P. Butterfield, Esq.

         23.1     Consent of PricewaterhouseCoopers LLP

         23.2 Consent of Benjamin P. Butterfield, Esq. appears in his opinion filed as Exhibit 5.1

         24.0 Power of Attorney (included in the signature page in Part II of the Registration Statement)

         99.1 Hughes Supply, Inc. 1997 Executive Stock Plan (incorporated by reference to Exhibit 10.7 to Form 10-K for the fiscal year ended January 28, 2000 as filed with the Commission).

         99.2 Amendment No. 1 to the Hughes Supply, Inc. 1997 Executive Stock Plan (incorporated by reference to Exhibit 10.7(b) to Form 10-Q for the quarter ended April 30, 2000 as filed with the Commission).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.


         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (see Item 6) or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 29, 2000.

                          HUGHES SUPPLY, INC.


                          By:  /s/ David H. Hughes
                               ------------------------------------------
                               David H. Hughes
                               Chairman of the Board and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Hughes and J. Stephen Zepf, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                     Signature                                        Title                            Date
                     ---------                                        -----                            ----
           /s/ David H. Hughes                             Chairman of the Board and Chief         June 29, 2000
------------------------------------------                 Executive Officer (Principal
               David H. Hughes                             Executive Officer)


           /s/ J. Stephen Zepf                             Treasurer and Chief Financial           June 29, 2000
------------------------------------------                 Officer (Principal Financial and
               J. Stephen Zepf                             Accounting Officer)


           /s/ A. Stewart Hall, Jr                         President, Chief Operating              June 29, 2000
------------------------------------------                 Officer and Director
               A. Stewart Hall, Jr.

           /s/ Vincent S. Hughes                           Vice President and Director             June 29, 2000
------------------------------------------
               Vincent S. Hughes

           /s/ John D. Baker II                            Director                                June 29, 2000
------------------------------------------
               John D. Baker II

           /s/ Robert N. Blackford                         Director                                June 29, 2000
------------------------------------------
               Robert N. Blackford

           /s/ H. Corbin Day                               Director                                June 29, 2000
------------------------------------------
               H. Corbin Day

           /s/ William P. Kennedy                          Director                                June 29, 2000
------------------------------------------
               William P. Kennedy


INDEX OF EXHIBITS

         5.1      Opinion of Benjamin P. Butterfield, Esq.

         23.1     Consent of PricewaterhouseCoopers LLP

         23.2 Consent of Benjamin P. Butterfield, Esq. appears in his opinion filed as Exhibit 5.1

         24.0 Power of Attorney (included in the signature page in Part II of the Registration Statement)


_______________________